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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The First American Corporation of our report dated February 19, 2001 relating to the financial statements and financial statement schedules, which appears in The First American Corporation's Annual Report on Form 10- K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          PricewaterhouseCoopers LLP
Orange County, CA
April 6, 2001